UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2015

NiSource Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events.

On June 2, 2015, the board of directors (the “Board”) of NiSource Inc. (“NiSource”) formally approved the previously announced separation (the “Separation”) of NiSource’s natural gas pipeline and related businesses into a stand-alone publicly traded company through the pro rata distribution (the “Distribution”) of all of the outstanding shares of common stock of Columbia Pipeline Group, Inc. (“CPG”) to NiSource stockholders, subject to the satisfaction or waiver of certain conditions. The Board set the record date for the Distribution as 5:00 p.m. Central time on June 19, 2015 (the “Record Date”). The Distribution is expected to occur after the close of trading on the New York Stock Exchange on July 1, 2015 (the “Distribution Date”). In the Distribution, each NiSource stockholder as of the Record Date will receive one share of CPG common stock for every one share of NiSource common stock held as of the Record Date. NiSource stockholders will receive cash in lieu of fractional shares of CPG common stock.

On June 2, 2015, NiSource issued a press release announcing that the Board formally approved the Separation, subject to the satisfaction or waiver of certain conditions.

NiSource currently expects that all conditions to the Separation and Distribution will be satisfied on or prior to the Distribution Date. However, the Separation and Distribution remain subject to the risks and uncertainties identified in the forward-looking statements section of the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K, which forward-looking statements section is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by NiSource Inc. on June 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISOURCE INC.

June 2, 2015	By:	/s/ Carrie J. Hightman
Carrie J. Hightman
Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by NiSource Inc. on June 2, 2015